Exhibit 1.1

Execution Version

$250,000,000

SYMETRA FINANCIAL CORPORATION

4.25% Senior Notes due 2024

Underwriting Agreement

July 30, 2014

J.P. Morgan Securities LLC

and

Wells Fargo Securities, LLC

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Symetra Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 aggregate principal amount of its 4.25% Senior Notes due 2024 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), as supplemented by a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-197596), including a base prospectus (the “Base Prospectus”), relating to unspecified debt securities of the Company and such registration statement has become effective upon filing with the Commission on July 24, 2014 in accordance with

Rule 462(e) under the Securities Act. Such registration statement, as amended as of the Effective Date (as defined below), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement as of the Effective Date (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Effective Date” means the effective date of the Registration Statement pursuant to Rule 430B under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Company or the Underwriters with respect to the offering of the Securities, the term “Preliminary Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus supplement specifically relating to the Securities that omits Rule 430 Information, in the form most recently filed with the Commission pursuant to Rule 424(b) under the Securities Act and made available prior to the Time of Sale (as defined below) to the Representatives for use by the Underwriters in connection with the offering of the Securities, and the term “Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement specifically related to the Securities, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein after such date. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:03 p.m. New York City time, on July 30, 2014, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated July 30, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.935% of the principal amount thereof plus accrued interest, if any, from August 4, 2014 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on August 4, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter (unless otherwise specified, as of the date hereof) that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the

Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and at the Closing Date will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not at the Closing Date contain any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, whose report appears in the Registration Statement and who have delivered the letter referred to in Section 6(f) hereof, are independent public accountants as required by the Securities Act and were independent public accountants as required by the Securities Act during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement.

(g) Financial Statements. The historical financial statements (including the related notes and any supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. Any supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, (ii) since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, except with respect to changes that are disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole. Since the date as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus through the date hereof, and except as may otherwise be disclosed therein, the Company has not (i) issued or granted any securities other than pursuant to the Symetra Financial Corporation Equity Plan as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend or distribution on its capital stock.

(i) Good Standing of the Company and Subsidiaries. Each of the Company and its subsidiaries (i) has been duly organized and is validly existing and in good standing (with respect to those jurisdictions that recognize such concept) as a corporation or other entity under the laws of its jurisdiction of organization and (ii) is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify, to be in good standing or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company (other than Symetra Life Insurance Company) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act) (a “Significant Subsidiary”).

(j) Capitalization. The capitalization of the Company conforms in all material respects to the description thereof in the Prospectus in the column entitled “Actual” under the caption “Capitalization”. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

(k) Authorization of Agreement. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, (ii) general equitable principles relating to enforceability and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(m) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the

Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(n) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation or by-laws (or similar organizational documents), (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent that any such default, violation or failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein (including the sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, imposition or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Absence of Labor Dispute. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(p) Absence of Proceedings. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. There are no material legal or governmental proceedings that have not been described in the Registration Statement, the Time of Sale Information and the Prospectus that would be necessary to describe therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(q) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(r) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict in any material respect with any such rights of others; and the Company and its subsidiaries have not received any notice of any claim of conflict with any such rights of others that, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act, such consents, approvals, authorizations, orders, filings, registrations and qualifications that have been obtained and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities or blue sky laws, or insurance securities laws and from FINRA in connection with the purchase and sale of the Securities by the Underwriters.

(t) Absence of Manipulation. The Company, its controlled affiliates (as defined in the Securities Act) and to its knowledge its non-controlled affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that reasonably be expected to cause or result in the stabilization or manipulation of the price of any debt security of the Company in connection with the offering of the Securities.

(u) Possession of Licenses and Permits. Except as may be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries possess all material permits, licenses, orders, exemptions, registrations approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, have a Material Adverse Effect and except for such Governmental Licenses that have been deemed unnecessary by the appropriate regulatory agency or body; (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all the Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v) Possession of Insurance Licenses. Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary,” collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, which filings complied in all material respects with applicable insurance statutes, except for such filings the failure of which to make or to comply would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, each of the Insurance Subsidiaries has all other necessary Governmental Licenses, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Registration Statement, the Time of Sale Information and Prospectus, except where the failure to have such authorizations would not, individually or in the aggregate, have a Material Adverse Effect and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional authorizations would have a Material Adverse Effect, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case, except where such orders or decrees would not, individually or in the aggregate, have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with, and conducts its businesses in conformity with, all applicable insurance statutes and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Reserves. The reserves of each of the Insurance Subsidiaries as recorded on its statutory financial statements have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). All such reserves are fairly stated in accordance with sound actuarial principles and meet the requirements of all applicable insurance laws, except where the failure to so state reserves or to meet such requirements, singly or in the aggregate, would not have a Material Adverse Effect.

(x) Reinsurance Contracts. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) neither the Company nor any Insurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements that it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a Material Adverse Effect.

(y) Title to Property. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Information and Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all material real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(z) Investment Company Act. Other than a Significant Subsidiary’s four separate accounts that are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “Investment Company Act”), neither the Company nor any Significant Subsidiary is, or after the Closing Date will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(aa) Disclosure Controls. The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(cc) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd) Payment of Taxes. The Company and each of its subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiencies that, if determined adversely to the Company or any of its subsidiaries would have) a Material Adverse Effect.

(ee) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate to protect the Company and its subsidiaries and their respective businesses (other than, in each case, reinsurance of insurance policies issued).

(ff) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(gg) Ratings. The Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc., Fitch Ratings, Ltd., or any other “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any of its subsidiaries.

(hh) Dividends. Except as may be disclosed in the Registration Statement, the Time of Sale Information and Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, which, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(ii) Statements in Registration Statement, Time of Sale Information and Prospectus. The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Material United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(jj) Relationships. No relationship, direct or indirect exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, in which the amount involved exceeds $120,000 per year and is required to be reported under Regulation S-K Item 404 that has not been described in Registration Statement, the Time of Sale Information and the Prospectus.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C, as applicable, under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives upon its request, two signed copies of the Registration Statement as originally filed and each amendment thereto (without exhibits); and (ii) to each Underwriter (A) if requested by any Underwriter, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object, provided that this clause (c) shall not limit the Company’s ability to file any document or report determined by the Company to be required to be filed pursuant to the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the offering of the Securities or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as is reasonably possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters and the opinion of counsel for the Company, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary, in the opinion of counsel for the Underwriters and the opinion of counsel for the Company, to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Management Comfort Certificate. On the Closing Date, the Company shall have furnished to the Representatives a certificate of its chief financial officer, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, providing “management comfort” with respect to certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the

Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Opinion and 10b-5 Statement of Counsel for the Company. Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex A hereto.

(i) Opinion of General Counsel for the Company. David S. Goldstein, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives, at the request of the Company, a written opinion, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex D hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: third paragraph, sixth paragraph (third sentence) and seventh paragraph under the heading “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel required to be reimbursed by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Investment Grade Syndicate Desk or c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (fax: 704-410-0326); Attention: Transaction Management. Notices to the Company shall be given to it at 777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004, Attention: David S. Goldstein, Esq.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SYMETRA FINANCIAL CORPORATION

By	/s/ Margaret A. Meister

Name:	Margaret A. Meister
Title:	Executive Vice President and Chief Financial Officer

Accepted: July 30, 2014

For themselves and on behalf of the

  several Underwriters listed

  in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By	/s/ Stephen L. Sheiner

Name:	Stephen L. Sheiner
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By	/s/ Jeremy Schwartz

Name:	Jeremy Schwartz
Title:	Managing Director

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$83,750,000
Wells Fargo Securities, LLC	$72,500,000
U.S. Bancorp Investments, Inc.	$25,000,000
SunTrust Robinson Humphrey, Inc.	$18,750,000
Barclays Capital Inc.	$12,500,000
Goldman, Sachs & Co.	$12,500,000
The Williams Capital Group, L.P.	$12,500,000
Wedbush Securities Inc.	$12,500,000

Total	$250,000,000

Annex A

Form of Opinion of Counsel for the Company

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[—], 2014

Symetra Financial Corporation

$[—] [—]% Senior Notes due [—]

Ladies and Gentlemen:

We have acted as special counsel for Symetra Financial Corporation, a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement dated [—], 2014 (the “Underwriting Agreement”), between J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Representatives of the several Underwriters, and the Company, of $[—] aggregate principal amount of the Company’s [—]% Senior Notes due [—] (the “Notes”) to be issued pursuant to an indenture dated as of [—], 2014 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of [—], 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended Bylaws of the Company; (c) resolutions establishing a duly authorized pricing committee (the “Pricing Committee”) adopted by the Board of Directors of the Company (the “Board of Directors”) on May 9, 2014; (d) resolutions adopted by the Board of Directors on July 23, 2014; (e) resolutions adopted by the Pricing Committee on [—], 2014; (f) the Registration Statement on Form S-3 (Registration No. 333-197596) filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2014 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of debt securities of the Company to be issued from time to time by the Company; (g) the related Prospectus dated July 24, 2014 (together with the documents incorporated therein by reference, the “Base Prospectus”); (h) the Prospectus Supplement dated [—], 2014 related to the Notes, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”); (i) the documents and other information described in Annex A hereto (together, the “Specified Disclosure Package”); (j) the agreements specified on Schedule 1 hereto (collectively, the “Specified Agreements”); (k) the Underwriting Agreement; and (l) the Indenture and the form of the Notes.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company and the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement and certain officer certificates, and have assumed compliance by each party with the terms of the Underwriting Agreement. In particular, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed. In addition, we have relied on a certificate of an officer of the Company as to certain factual matters, including computation with respect to certain covenant calculations in the Specified Agreements. We have also relied upon advice from the Commission that the Registration Statement initially became effective on July 24, 2014.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus and the Specified Disclosure Package.1

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Notes and the Indenture conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package.

[1]	NTD: Subject to receipt of a good standing certificate as of the closing date.

4. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized, executed and issued by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

5. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement.

6. The issue and sale by the Company of the Notes and the consummation of the transactions contemplated by the Underwriting Agreement (i) do not violate the Amended and Restated Certificate of Incorporation or Amended Bylaws of the Company; (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware; and (iii) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement.

7. The statements made in the Prospectus and the Specified Disclosure Package under the caption “Material United States Federal Income Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described in all material respects.

8. The Registration Statement initially became effective under the Securities Act on July 24, 2014, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Notes, upon filing of the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

9. Based solely upon the certificate dated the date hereof from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We express no opinion herein as to any provision of the Indenture or the Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Notes to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Indenture and the Notes, and we express no opinion thereon.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraphs (8) and (9) above.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the provision of insurance products or services to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule 1

to the Underwriting Agreement dated [—], 2014,

between the Company and J.P. Morgan Securities LLC

and Wells Fargo Securities, LLC, as Representatives of the

several Underwriters

In care of

J.P. Morgan Securities LLC

      383 Madison Avenue

          New York, NY 10179

Wells Fargo Securities, LLC

      550 South Tryon Street, 5th Floor

          Charlotte, NC 28202

ANNEX A

Specified Disclosure Package

1. [Preliminary Prospectus dated [—], 2014, relating to the offering of the Notes (including the documents incorporated by reference therein and the Base Prospectus)]

2. [Pricing Term Sheet dated [—], 2014, filed pursuant to Rule 433 of the Securities Act]

SCHEDULE 1

1.	Indenture between Symetra Financial Corporation and U.S. Bank National Association, as trustee, dated as of October 10, 2007.

2.	Replacement Capital Covenant, dated as of October 10, 2007, by Symetra Financial Corporation in favor of and for the benefit of each Covered Debtholder (as defined therein).

3.	Fiscal Agency Agreement between Symetra Financial Corporation and U.S. Bank, dated March 30, 2006.

4.	Credit Agreement among Symetra Financial Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of December 14, 2011.

EXHIBIT A

See attached.

Annex B

Time of Sale Information

•	Pricing Term Sheet, dated July 30, 2014, substantially in the form of Annex C.

Annex C

Pricing Term Sheet

[See attached]

Supplementing the Preliminary Prospectus Supplement dated July 30, 2014 (To Prospectus dated July 24, 2014)	Filed Pursuant to Rule 433 Registration Statement File No. 333-197596

Symetra Financial Corporation

$250,000,000 4.25% Senior Notes due 2024

Pricing Term Sheet

Issuer:	Symetra Financial Corporation

Securities:	4.25% Senior Notes due 2024

Format:	SEC registered

Trade Date:	July 30, 2014

Settlement Date:	August 4, 2014 (T+3)

Maturity Date:	July 15, 2024

Interest Payment Dates:	Semi-annually January 15 and July 15 of each year, beginning on January 15, 2015

Principal Amount:	$250,000,000

Price to Public:	99.585% of the principal amount

Net Proceeds to Issuer (Before Expenses):	$247,337,500

Spread to Benchmark Treasury:	+175 bps

Benchmark Treasury:	2.500% due May 15, 2024

Benchmark Treasury Price / Yield:	99-17+ / 2.552%

Yield to Maturity:	4.302%

Coupon:	4.25%

Optional Redemption:	Make-whole call at any time at Treasury +30 bps

CUSIP / ISIN:	87151Q AC0 / US87151QAC06

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:	U.S. Bancorp Investments, Inc. SunTrust Robinson Humphrey, Inc. Barclays Capital Inc. Goldman, Sachs & Co. The Williams Capital Group, L.P. Wedbush Securities Inc.

The Issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Joint Book-Running Managers will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC collect at 1-212-834-4533 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Annex D

Form of Opinion of General Counsel of the Company

[Letterhead of]

SYMETRA FINANCIAL CORPORATION

[—], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York, 10179

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the Underwriters

Re:	Symetra Financial Corporation

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Symetra Financial Corporation, a Delaware corporation (the “Company”), and have acted as counsel for the Company in connection with the public offering of $[—] aggregate principal amount of [—]% Senior Notes due [—] (the “Notes”) of the Company, pursuant to the Underwriting Agreement dated [—], 2014 (the “Underwriting Agreement”), between the Company and you, as Representatives of the underwriters named therein (the “Underwriters”). Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

In such capacity, I have reviewed or participated in the preparation of, among other things (i) the Amended and Restated Certificated of Incorporation of the Company; (ii) the Amended Bylaws of the Company; (iii) resolutions establishing a duly authorized pricing committee (the “Pricing Committee”) adopted by the Board of Directors of the Company (the “Board of Directors”) on May 9, 2014; (iv) resolutions adopted by the Board of Directors on July 23, 2014; (v) resolutions adopted by the Pricing Committee on [—], 2014; (vi) the indenture dated as of [—], 2014 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of [—], 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the certificate evidencing the Notes; (vii) the Underwriting Agreement; (viii) the Registration Statement on Form S-3 (Registration No. 333-197596) filed with the Commission on July 24, 2014 for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of debt securities of the Company to be issued from time to time by the Company (the “Registration Statement”), which Registration Statement includes a prospectus dated July 24, 2014 (together with the documents incorporated therein by reference, the “Base Prospectus”), and the Prospectus Supplement dated [—], 2014 (together with the documents incorporated by reference therein and the related Base Prospectus, the “Prospectus”), relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 (in each case including the documents incorporated and deemed to be incorporated by reference therein); (ix) the free writing prospectus dated [—], 2014, relating to the Notes (the “Term Sheet”); (x) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”), and (xi) the closing documents delivered in connection with the offering and sale of the Notes, and I have examined and am familiar with such other corporate records, certificates and documents and have considered such other matters of law and fact, including consultations with other members of the Law Department of the Company and its subsidiaries as I have considered necessary or appropriate for the purposes of this opinion letter.

In rendering this opinion letter, I have assumed the genuineness of all signatures, the authenticity of all documents provided to me as originals, and the conformity to authentic original documents of all documents provided to me as certified, conformed or photostatic copies. As to questions of fact bearing upon the following opinions, when relevant facts were not independently established by me, I have relied, with your consent, upon certificates and statements of officers and representatives of the Company and its subsidiaries, upon certificates of public officials, and upon representations and warranties of the Company made in the Underwriting Agreement and in closing certificates delivered to you by the Company on the date of this opinion letter.

My identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by me as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

In rendering the opinions expressed below, I have assumed with respect to all of the documents referred to in this opinion letter, and to the extent relevant, that (except to the extent set forth in the opinions expressed below, as to the Company and its subsidiaries):

(a)	such documents have been duly authorized, executed and delivered, and constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

(b)	all signatories to such documents have been duly authorized; and

(c)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

1. To my knowledge, (a) there is no pending or threatened action, suit, proceeding or investigation before any court or governmental agency or authority or any arbitrator against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, Specified Disclosure Package or Prospectus which is not adequately disclosed as required, (b) there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement, Specified Disclosure Package or Prospectus, or to be filed as an exhibit, which is not described or filed as required and (c) the issue and sale by the Company of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement will not (i) violate any law, rule or regulation of the United States of America or any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or (ii) conflict or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is subject, the effect of which would, in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

2. Each of the Company and Symetra Life Insurance Company has been duly organized and is validly existing in good standing as a corporation or other business entity with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Specified Disclosure Package and Prospectus, in each case, other than in any case where the failure to so qualify or have such power or authority would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

3. The documents incorporated by reference in the Registration Statement, the Specified Disclosure Package and the Prospectus (other than the financial statements, schedules and other financial data therein, as to which I express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, appear to have complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

The opinions expressed herein are subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), (iii) public policy and (iv) concepts of good faith, fair dealings and reasonableness.

I am an employee of the Company and in that capacity serve as the Senior Vice President, General Counsel and Secretary of the Company. I am executing and delivering this opinion only in such capacity and I shall not have personal liability for the opinions expressed herein.

I am admitted to practice in the States of Massachusetts and Texas and the District of Columbia, and I express no opinion as to matters governed by any laws other than the laws of the States of Massachusetts and Texas, the District of Columbia and the federal laws of the United States of America.

This opinion is delivered to you and the Underwriters pursuant to Section [6(h)] of the Underwriting Agreement at the request of the Company and may not be relied upon by any person other than you and the Underwriters, and then solely in connection with the transactions contemplated by the Underwriting Agreement, nor is it to be used, circulated, quoted or otherwise referred to for any transaction other than the one described above except, in each case, with my express consent.

[Signature page follows]

Very truly yours,

David S. Goldstein, Esq.

Senior Vice President, General Counsel and Secretary

ANNEX A

SPECIFIED DISCLOSURE PACKAGE

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1. [Preliminary Prospectus dated [—], 2014, relating to the offering of the Notes (including the documents incorporated by reference therein and the Base Prospectus)]

2. [Pricing Term Sheet dated [—], 2014, filed pursuant to Rule 433 of the Securities Act]